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                                                                 Exhibit 3.19(d)

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/04/1999
                                                          991002463 - 2804924

            Certificate of Amendment to Certificate of Incorporation

                                       of

                           KOBRICK-CENDANT FUNDS, INC.

      It is hereby certified that:

      1. The present name of the corporation (hereinafter called the "Corporation") is Kobrick-Cendant Funds, Inc.

      2. The Certificate of Incorporation of the Corporation, as amended to date, is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new article:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is

                                FAH Company, Inc.

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Signed this 31st day of December, 1998.


                                         /s/ Frederick R. Kobrick
                                         ----------------------------------
                                         Name: Frederick R. Kobrick
                                         Title: President